Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%

Pool Data—Current Month
Aggregate Net Investment Value	680,686,584.67
Discounted Principal Balance	616,498,912.52
Servicer Advances	3,571,273.04
Servicer Pay Ahead Balance	3,751,388.19
Maturity Advances Outstanding	—
Number of Current Contracts	40,574
Weighted Average Lease Rate	7.50%
Weighted Average Remaining Term	5.2

Reserve Fund:
Initial Deposit Amount	41,247,639.20
Specified Reserve Fund Percentage	9.630%
Specified Reserve Fund Amount	105,923,937.46

	Class A Amount	Class B Amount	Total Amount

Beginning Balance	104,850,867.46	1,073,070.00	105,923,937.46
Withdrawal Amount	—	—	—
Cash Capital Contribution	—		—
Transferor Excess	0.00		0.00

Reserve Fund Balance Prior to Release	104,850,867.46	1,073,070.00	105,923,937.46
Specified Reserve Fund Balance	104,850,867.46	1,073,070.00	105,923,937.46

Release to Transferor	—	—	—
Ending Reserve Fund Balance	104,850,867.46	1,073,070.00	105,923,937.46
Prior Cumulative Withdrawal Amount	—	—	—
Cumulative Withdrawal Amount	—	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Liquidation of Charge-offs and Repossessions:

	Vehicles

Liquidated Contracts	116
Discounted Principal Balance		1,788,409.47
Net Liquidation Proceeds		(1,339,476.64)
Recoveries—Previously Liquidated Contracts		(35,091.94)

Aggregate Credit Losses for the Collection Period		413,840.89

Cumulative Credit Losses for all Periods		10,725,141.10

Repossessed in Current Period	55

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate

Second Preceding Collection Period	0.55%
First Preceding Collection Period	0.56%
Current Collection Period	0.71%

Condition (i) (Charge-off Rate)
Three Month Average	0.60%
Charge-off Rate Indicator ( > 1.25%)	condition not met

Delinquent Contracts:

	Percent	Accounts	Percent	ANIV

31-60 Days Delinquent	3.81%	1544	3.58%	24,389,914.76
61-90 Days Delinquent	0.27%	108	0.25%	1,709,713.20
Over 90 Days Delinquent	0.06%	26	0.06%	385,265.98

Total Delinquencies		1,678		26,484,893.94

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.21%
First Preceding Collection Period	0.27%
Current Collection Period	0.33%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.27%
Delinquency Percentage Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Residual Value (Gain) Loss:

	Vehicles

Matured Lease Vehicle Inventory Sold	624	10,071,952.72
Net Liquidation Proceeds		(8,428,110.77)

Net Residual Value (Gain) Loss		1,643,841.95

Cumulative Residual Value (Gain) Loss all periods		5,449,558.95

Matured Vehicles Sold for each Collection Period:

	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value

Second Preceding Collection Period	151	35	100.00%	13,363.99	14,978.17
First Preceding Collection Period	227	82	100.00%	12,938.83	15,734.08
Current Collection Period	624	6,554	9.52%	13,506.59	16,217.97
Three Month Average				13,356.47	15,921.51

Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					83.89%

Condition (iii) (Residual Value Test)

	Current Period Amount/Ratio	Test Met?

a) Number of Vehicles Sold > 25% of Scheduled Maturities	9.52%	NO
b) Number of Scheduled Maturities > 500	6,554	YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	83.89%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

		Certificate Balance		Class A1

	Total	Percent	Balance	Balance

Interest:		98.00%
Interest Collections	6,166,673.34
Net Investment Income	205,295.82
Non-recoverable Advances	(89,690.27)

Available Interest	6,282,278.89		6,136,307.31	—
Class A1, A2, A3 Notional Interest Accrual Amount	(3,053,291.66)		(3,053,291.66)	—
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(390,478.25)		(390,478.25)
Class B Interest Carryover Shortfall	—		—
Servicer's Fee	(605,279.38)		(590,740.33)
Capped Expenses	(28,408.14)		(27,725.77)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—
Uncapped Expenses	—		—

Total Unallocated Interest	2,204,821.46		2,074,071.30
Excess Interest to Transferor	—		(2,074,071.30)

Net Interest Collections Available	2,204,821.46		—

Losses Allocable to Investors' Certificates:	(2,008,256.47)
Accelerated Principal Distribution:	(65,814.83)
Deposit to Reserve Fund:	0.00
Withdrawal from Reserve Fund:	—
Reimbursement/Deposit from Transferor Prin:	—
Net withdrawal from the Reserve Fund:	—
Principal:
Current Loss Amount	(2,057,682.84)		(2,008,256.47)	—
Loss Reimbursement from Transferor	2,008,256.47		2,008,256.47	—
Loss Reimbursement from Reserve Fund	—		—	—

Total	(49,426.37)		—	—
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	871,819.76		—	—
Allocations—Current Period	44,727,424.52		44,727,424.52	—
Allocations—Accelerated Principal Distribution	65,814.83		65,814.83	—
Allocations—Not Disbursed Beginning of Period	34,049,609.94		34,049,609.94	—
Allocations—Not Disbursed End of Period	78,842,849.29		78,842,849.29	—
Interest Distributions/Allocations:
Distribution—Current Period	130,750.16		—	—
Allocations—Current Period	3,443,769.91		3,443,769.91	—
Allocations—Not Disbursed Beginning of Period	10,331,309.73		10,331,309.73	—
Allocations—Not Disbursed End of Period	13,775,079.64		13,775,079.64	—
Due To Trust—Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	—
Due To Trust	49,034,283.36		48,031,713.44	—

Total Due To Trust	49,034,283.36		48,031,713.44	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

	Class A2	Class A3	Class B	Transferor Interest

	Balance	Balance	Balance	Interest	Principal

Interest:				2.00%
Interest Collections
Net Investment Income
Non-recoverable Advances
Available Interest	4,749,220.94	796,217.21	590,869.16	145,971.58
Class A1, A2, A3 Notional Interest Accrual Amount	(2,611,458.33)	(441,833.33)
Unreimbursed A1, A2, A3 Interest Shortfall	—	—
Interest Accrual for Adjusted Class B Certificate Bal.			(390,478.25)
Class B Interest Carryover Shortfall			—
Servicer's Fee				(14,539.05)
Capped Expenses				(682.37)
Interest Accrual on Class B. Cert. Prin. Loss Amt.			—
Uncapped Expenses				—

Total Unallocated Interest				130,750.16
Excess Interest to Transferor				2,074,071.30

Net Interest Collections Available				2,204,821.46
Losses Allocable to Investors' Certificates:				(2,008,256.47)
Accelerated Principal Distribution:				(65,814.83)

Deposit to Reserve Fund:				130,750.16

Withdrawal from Reserve Fund:
Reimbursement/Deposit from Transferor Prin:
Net withdrawal from the Reserve Fund:
Principal:
Current Loss Amount	(2,008,256.47)	—	—		(49,426.37)
Loss Reimbursement from Transferor	2,008,256.47	—	—	(2,008,256.47)
Loss Reimbursement from Reserve Fund	—	—	—

Total	—	—	—		(49,426.37)
Class A Certificate Principal Loss Amounts
Beginning Balance
Current increase (decrease)
Ending Balance
Class A Interest Subordinated
Beginning Balance
Current increase (decrease)
Ending Balance
Class B Certificate Principal Loss Amounts
Beginning Balance
Current increase (decrease)
Ending Balance
Class B Interest Subordinated:
Beginning Balance
Current increase (decrease)
Ending Balance
Principal Distributions/Allocations:
Distribution—Current Period	—	—	—		871,819.76
Allocations—Current Period	44,727,424.52	—	—
Allocations—Accelerated Principal Distribution	65,814.83	—	—
Allocations—Not Disbursed Beginning of Period	34,049,609.94	—	—
Allocations—Not Disbursed End of Period	78,842,849.29	—	—
Interest Distributions/Allocations:
Distribution—Current Period	—	—	—	130,750.16
Allocations—Current Period	2,611,458.33	441,833.33	390,478.25
Allocations—Not Disbursed Beginning of Period	7,834,374.99	1,325,499.99	1,171,434.75
Allocations—Not Disbursed End of Period	10,445,833.32	1,767,333.32	1,561,913.00
Due To Trust—Current Period:
Total Deposit to/ (Withdrawal from) Reserve Fund
Due To Trust	47,245,808.11	415,195.15	370,710.18	130,750.16	871,819.76

Total Due To Trust	47,245,808.11	415,195.15	370,710.18	130,750.16	871,819.76

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

		Certificate Balance		Class A1

	Total	Percent	Balance	Percent	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Initial Notional/Certificate Balance	—	100.00%	1,077,938,000.00	31.08%	335,000,000.00
Percent of ANIV			98.00%		30.46%
Certificate Factor			1.0000000		1.0000000
Notional/Certificate Rate					5.3500%
Target Maturity Date					October 25, 2000
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value	726,335,255.32
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	726,335,255.32
Discounted Principal Balance	703,345,704.49
Notional/Certificate Balance			742,938,000.00		—
Adjusted Notional/Certificate Balance			708,888,390.06		—
Percent of ANIV			97.60%		0.00%
Certificate Factor			1.0000000		—
Servicer Advances	3,211,875.52
Servicer Pay Ahead Balance	2,869,720.34
Number of Current Contracts	42,822
Weighted Average Lease Rate	7.51%
Weighted Average Remaining Term	5.9

Pool Data Current Month
Aggregate Net Investment Value	680,686,584.67
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	680,686,584.67
Discounted Principal Balance	616,498,912.52
Notional/Certificate Balance			742,938,000.00		—
Adjusted Notional/Certificate Balance			664,095,150.71		—
Percent of ANIV			97.56%		0.00%
Certificate Factor			1.0000000		—
Servicer Advances	3,571,273.04
Servicer Pay Ahead Balance	3,751,388.19
Number of Current Contracts	40,574
Weighted Average Lease Rate	7.50%
Weighted Average Remaining Term	5.2
Prior Certificate Interest Payment Date	September 25, 2000
Next Certificate Interest Payment Date	March 26, 2001

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

	Class A2		Class A3		Class B		Transferor Interest

	Percent	Balance	Percent	Balance	Percent	Balance	Balance

Original Deal Parameter
Aggregate Net Investment Value
(ANIV)
Discounted Principal Balance
Initial Notional/Certificate
Balance	53.34%	575,000,000.00	8.94%	96,400,000.00	6.64%	71,538,000.00	21,999,045.30
Percent of ANIV		52.28%		8.76%		6.50%	2.00%
Certificate Factor		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate		5.4500%		5.5000%		6.5500%
Target Maturity Date		September 25, 2001		February 25, 2002		September 25, 2003
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Remaining
Term
Servicing Fee Percentage

Pool Data Prior Month
Aggregate Net Investment Value
Maturity Advances Outstanding
ANIV Net of Maturity
Advance **
Discounted Principal Balance
Notional/Certificate Balance		575,000,000.00		96,400,000.00		71,538,000.00	17,446,865.26
Adjusted Notional/Certificate
Balance		540,950,390.06		96,400,000.00		71,538,000.00	17,446,865.26
Percent of ANIV		74.48%		13.27%		9.85%	2.40%
Certificate Factor		1.0000000		1.0000000		1.0000000
Servicer Advances
Servicer Pay Ahead Balance
Number of Current Contracts
Weighted Average Lease Rate
Weighted Average Remaining
Term

Pool Data Current Month
Aggregate Net Investment Value
Maturity Advances Outstanding
ANIV Net of Maturity
Advance **
Discounted Principal Balance
Notional/Certificate Balance		575,000,000.00		96,400,000.00		71,538,000.00	16,591,433.96
Adjusted Notional/Certificate
Balance		496,157,150.71		96,400,000.00		71,538,000.00	16,591,433.96
Percent of ANIV		72.89%		14.16%		10.51%	2.44%
Certificate Factor		1.0000000		1.0000000		1.0000000
Servicer Advances
Servicer Pay Ahead Balance
Number of Current Contracts
Weighted Average Lease Rate
Weighted Average Remaining
Term
Prior Certificate Interest Payment
Date
Next Certificate Interest Payment
Date

______________

**	Strictly for purposes of calculating Transferors Interest.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate - Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Current Month Collection Activity

	Vehicles

Principal Collections		8,349,794.99
Prepayments in Full	1472	24,863,492.50

Reallocation Payment	36	575,020.97

Interest Collections		6,166,673.34
Net Liquidation Proceeds and Recoveries		1,374,568.58
Net Liquidation Proceeds—Vehicle Sales		8,428,110.77
Non-Recoverable Advances		(89,690.27)

Total Available		49,667,970.88

	Amount	Annual Amount

Capped and Uncapped Expenses:
Total Capped Expenses Paid	28,408.14	340,897.68
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	605,279.38
Servicer's Fee Paid	605,279.38
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	80,140.48

Revolving Period:

	Vehicles	Amount

Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ROBERT WOODIE

Robert Woodie, National Treasury Manager